Exhibit 10.6

Contract No. Xi’an City Commercial Bank (Xincheng) Loan No. 【2009】24.

Loan Contract

Name: Xi’an Kingtone Information Co., Ltd
Account Bank: Xi’an City Commercial Bank Xincheng Branch
Signed Date: 2009

Xi’an City Commercial Bank

Borrower: Xi’an Kingtone Information Co., Ltd
Lender: Xi’an City Commercial Bank Xincheng Branch
Surety: Xi’an Yuansheng Industry Co., Ltd,

This Contract is made in line with the Contract Law of the People's Republic of China and The General Provisions of Loans of the People's Bank of China to specify the rights and obligations of parties involved.

Article 1	Type of the Loan: Short-term mortgage

Article 2	Amount of the loan (RMB in words): twenty three million five hundred thousand RMB

Article 3	Purpose of the loan: Repayment of the old loan, that is, to repay the loan from Xi’an City Commercial Bank (Xincheng), which was loaned in 2008 and with the contract No. 39.

Article 4	Life of the loan: from September 28, 2009 to September 27, 2010.

Article 5
Interest rate of loan: The monthly interest rate under this Contract is 6.6375‰。The interest should be settled on the monthly basis. In case of national adjustment in interest rate, the interest shall be calculated as per the national stipulation on the interest rate as of the adjusting day.

Article 6	Source of Repayment Capital and Type of Repayment of Loan
1.	Source of Repayment Capital
1)	operation income
2)	None
3)	The entire assets
4)	Other Property excluding from the above-mentioned capital source.
2.	Type of Repayment of Loan

The Borrower shall repay the principal and interest once the loan is due. In case of failure to pay the due amount by the borrower, the Lender shall be entitled to collect the amount from the Account opened by the Borrower.

Article 7	Guaranty Terms (Item 1 of this Article applies to the loan on guarantee; item 2 of this Article is applicable to the Mortgage Loan, Item 3 is applicable to Pledge Loan.)

1. The surety invited by the Borrower to witness the borrower’s loan and subject to the lender’s approval shall sign the guarantee contract with the lender (Xi’an City Commercial Bank Xincheng branch No. 24). In case of failing to repay the principle and interest, the surety shall assume the joint liability and pay the principle and interest.

2.  The Borrower (or the third party) mortgaged the land use right of Xi’an Yuansheng Industry Co., Ltd (refer to the mortgage list.). Upon lender’s inspection, the mortgaged property can be as the guarantee. The mortgage contract is signed by and between the mortgager and the lender with the contract No. 24. In case of failing to pay the due principal and interest, the lender can deposit the property.

3. The borrower (or the third party) impawned no property.

Article 8	The legal representative of the borrower, who assumes the joint liability shall pay the loan interest on time and render the repayment on time.

Article 9
During the validation of contract, the borrower shall utilize the loan according to the agreed purpose stipulated in this contract, which shall be checked by the lender. The borrower shall provide the necessary information about loan utilization to the lender.

Article 10	Alternation and Cancellation of the Contract
1.	Any party herein shall not alter or cancel the contract unless other stipulations on General Terms of Loan.

2.	In case that one party requests to alter or cancel the contract, another party’s written consent shall be obtained.

3.	In case of alternation or cancellation, the principal or the interest payable shall be repaid in accordance with the contract herein.

4.
The borrower or surety shall inform the change of legal representative’s name, address, or investment subject. Otherwise, the lender will send the corresponding documents to the former address and the borrower or surety’s breach herein can be regarded.

Article 11	Liability for Breach of Contract
1.
The borrower shall provide the complete loan certificate to the lender within thirty days (postponed if it is holiday) since the signing of the contract. In the meantime, the penalty will be calculated in accordance with the loan interest rate stipulated herein and overdue days.

2.
Upon receiving the complete loan certificate sent by the borrower, the lender shall transfer the loan to the borrower’s account within thirty days (postponed if it is holiday) since the execution hereof. In case of the delayed transfer by the lender, the lender shall pay the penalty to the borrower on the basis of the overdue days and stipulated interest rate herein.

3.
In case the utilization of loan is not satisfied with the contract herein, which the lender has found, the lender has the right to claim partial or entire loan. In terms of the loan, which the borrower did not properly utilize, the lender shall calculate the fine in accordance with stipulations of the bank. In case any of the following situation arise, the lender can announce the termination of the contract herein prior to the expiration, claim partial or entire loan from the borrower and negotiate with other banks to clear off the loan:

1) loan fraud; 2) attempt to escape the lender’s inspection by transferring the fund, which was the source the repayment hereunder; 3) failure to repay the loan due to the economic disputes with the third party; 4) the borrower’s failure to repay the principal or interest in the due period; 5) secretly withdraw, transfer or fictitious capital; 6) other actions affecting the safety of loan. The contract herein can be regarded as the written notice, which the borrower was agreed to deduct the deposit under the borrower’s issuing bank.

4. Prior to the settlement of the principal and interest, the borrower shall issue the written notice to the lender before such ownership change as undertaking, lease, joint operation, merge, system reform, separation, trusteeship, cooperation with foreign companies and reach the consensus on the repayment of the loan or specify the transfer of liability. Upon the change of ownership, the lender has the right to assess the asset and property change. Otherwise, the borrower will be regarded as breach of contract herein and the lender can claim the loan.

5. The borrower shall repay the principal and interest in accordance with the stipulation herein. In case of failure to repay the principal and interest, the lender can charge the compound interest in accordance with the corresponding laws and regulations.

6. In case the borrower intends to delay the repayment of the loan, the borrower shall apply for the extension period ten days in advance of the expiration. In case of failure to apply the extension period or the overdue extension period and the borrower can not repay the loan in the due period, the lender has the right to claim the loan and charge the penalty in accordance with the bank stipulations.

7. In case of failure to repay the loan in the due period, the borrower shall assume all legal expenses.

8. In case the borrower repays the loan in advance of the expiration of contract herein, the lender has the right to charge the interest from the borrower in accordance with the stipulated contract period.

Article 12	Other Items
None

Article 13	Other items, which are not stipulated herein, shall be executed in accordance with national laws and regulations and correspond financial regulations.

Article 14	Method to solve the disputes
1.	The disputes arising during the execution of contract herein shall be solved through negotiation. Otherwise, the disputes shall be brought to Local People’s Court of Law of lender’s jurisdiction.

2.	In case of failure to repay the loan upon the expiration of loan, the borrower and surety shall voluntarily accept the punishment in accordance with the forceful and effective notarial certificate

Article 15
The application of loan, withdrawal installment, repayment plan, receipts for installment withdraw, postponed repayment agreement and other material concerning with the contract herein shall be regarded as an integral part of the contract herein.

Article 16	The contract herein, an integral part of the surety contract, will becomes valid after signatures from parties herein and legal representative.

Article 17	The contract herein is made into five copies, two copies to the borrower herein, and one copy each for the lender, surety and notary herein.

Borrower (Seal)	Legal Representative: (Signature)	/s/ Tao Li

Borrower’s Address: 3/F Borough A, Block A, No.181, South Taibai Road, Xi’an

Lender: (Seal)	Legal Representative: (Signature)	/s/ An Hua Wang

Lender’s Address: No.139, North Avenue, Xi’an City

Surety: (seal)	Legal Representative: (Signature)	/s/ Xiu Yiang Zhang

Surety’s Address: Room 1201, Unit 4, 2F Gaoke Garden, Gaoxin District, Xi’an

Date: September 14, 2009